Exhibit 31.1

CERTIFICATIONS

I, Terrence W. Norchi, certify that:

1.             I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Arch Therapeutics, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

December 29, 2021

/s/ Terrence W. Norchi, MD
Terrence W. Norchi, MD
President and Chief Executive Officer
(Principal Executive Officer)